As filed with the Securities and Exchange Commission on November 12, 1999.
Registration No. 333-

                            SECURITIES AND EXCHANGE
                             COMMISSION WASHINGTON,
                                   DC 20549
                                  ___________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF
                                     1933

                   Milacron Inc.
   (Exact Name of Registrant as Specified in its
                     Charter)

                     Delaware
 (State or Other Jurisdiction of Incorporation or
                   Organization)

                    31-1062125
       (I.R.S. Employer Identification No.)

          2090 Florence Avenue, Cincinnati, Ohio
       45206 (Address of Principal Executive
       Offices) (Zip Code)

         Milacron Inc. 1999 Employee Stock Purchase Plan
                    (Full Title of the Plan)

                                Hugh C. O'Donnell
                                 Milacron Inc.
                              2090 Florence Avenue
                            Cincinnat, Ohio 45206
                   (Name and Address of Agent For Service)

                                (513) 841-8100
          (Telephone Number, Including Area Code, of Agent For Service)


                       CALCULATION OF REGISTRATION FEE

                                  Proposed   Proposed
    Title of                      Maximum    Maximum
    Securities        Amount      Offering   Aggregate   Amount of
    to be             to be       Price Per  Offering    Registration
    Registered        Registered  Share 1/   Price 1/    Fee

_________________________________________________________________
    Common Stock,   500,000 Shares $14.9375 $7,468,750.00 $2,076.31
    Par Value $1.00
    Per Share

___________________________________________________________________
1/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for shares of Common Stock reported on the New York Stock
Exchange on November 9, 1999.




                             PART I

INFORMATION REQUIRED IN THE SECTION 10(a)

PROSPECTUS 1/ Item 1.        Plan Information.

Item 2.   Registrant Information and Employee Plan Annual
          Information.

          __________________________________________

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The annual report of Milacron Inc. (the
"Company" or "Milacron") on Form 10-K for the fiscal year ended December 31, 1998, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the
"Exchange Act") since December 31, 1998, are incorporated herein by reference. All documents subsequently filed by Milacron pursuant to Section
13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


_______________________


     1/ This information is not required to be

included in, and is not incorporated by reference in,

this Registration Statement.







          The description of Milacron Common Stock, par value $1.00 per share, included or incorporated by reference in Milacron's registration statement on Form 8-B, File No. 1-8485, filed pursuant to Section
12(b) of the Exchange Act, and any amendments or reports filed for the purpose of updating such descriptions are incorporated herein by reference.




Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          Not applicable.
Item 6.   Indemnification of Directors and Officers.
          Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits indemnification by Milacron of the directors and officers of Milacron involved in a civil or criminal action, suit or proceeding, including, under certain circumstances, suits by or in the right of Milacron, for any expenses, including attorneys' fees, and (except in the case of suits by or in the right of Milacron) any liabilities which they have actually and reasonably incurred in consequence of such action, suit or proceeding under conditions stated in said section.

          Article Eleventh of the Restated
Certificate of Incorporation of Milacron and Article
XII of the By-Laws, as amended, of Milacron provides, in effect, for indemnification of the directors and officers of Milacron to the fullest extent permitted by Section 145. In addition, Milacron maintains liability insurance for its directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

Exhibit No.

5 Opinion of Cravath, Swaine & Moore, counsel for registrant, as to legality of the securities offered under the Plan 23.1 Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Cravath, Swaine & Moore  -  See Exhibit 5

24   Powers of Attorney

Item 9.   Undertakings.

          (1)  The undersigned registrant hereby

undertakes:

               (a)  to file, during any period in
                    which offers or sales are being
                    made, a post-effective amendment
                    to this registration statement:


                    (i)  to include any prospectus
                         required by Section 10(a)(3)
                         of the Securities Act of
                         1933;


                    (ii) to reflect in the prospectus
                         any facts or events arising
                         after the effective date of
                         this registration statement
                         (or the most recent post-
                         effective amendment hereof)
                         which, individually or in
                         the aggregate, represent a
                         fundamental change in the
                         information set forth in
                         this registration statement;


                   (iii) to include any material
                         information with respect to
                         the plan of distribution not
                         previously disclosed in this
                         registration statement or any material
                         change to such information in this
                         registration statement;

     provided, however that paragraphs (1)(a)(i) and
     (1)(a)(ii) do not apply if this registration statement is on Form S-3 or Form S-8 and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
     13(a) or Section 15(d) of the Securities Exchange
     Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 10th day of November, 1999.
                              MILACRON INC.

                                  /s/ Robert P. Lienesch
                              By: ___________________
                                   Robert P. Lienesch
                                   Vice President-
                                   Finance and Treasurer
                                   and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on this 10th day of November, 1999.

Signature                      Title

       *                       Chairman and Chief
Daniel J. Meyer                Executive Officer and Director
                               (Principal Executive Officer)

       *                       Director
Darryl F. Allen


       *                       Director
Neil A. Armstrong

       *                       Director
David L. Burner


       *                       Director
Barbara Hackman Franklin


       *                       Director
Harry A. Hammerly



       *                       Director
James E. Perrella


       *                       Director
Joseph A. Pichler


       *                       Director
Joseph A. Steger

       *                       Director
Harry C. Stonecipher


       *                      President and
Ronald D. Brown               Chief Operating Officer

       *                      Controller (Chief Accounting
Jerome L. Fedders             Officer)



                              /s/ Ronald D. Brown
                              __________________________________
                              Ronald D. Brown Attorney-In-
                              Fact

*Original Powers of Attorney authorizing Daniel J. Meyer, Ronald
D. Brown and Hugh C. O'Donnell and each of them to sign this registration statement on behalf of the above named directors and officers of the registrant are filed as Exhibit 24 to the registration statement.



                           EXHIBIT INDEX



5    Opinion of Cravath, Swaine & Moore, counsel for registrant, as to legality of the securities offered under the Plan

23.1 Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Cravath, Swaine & Moore-see Exhibit 5

24   Powers of Attorney